Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 10, dated February 1, 2014, to the Schedule 13D with respect to the common stock, par value $0.001 per share, of Guaranty Bancorp, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 1, 2014

CASTLE CREEK CAPITAL PARTNERS IV, LP

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	Managing Principal

CASTLE CREEK CAPITAL IV, LLC

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	Managing Principal

JOHN M. EGGEMEYER III

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III

SIGNATURE PAGE TO JOINT FILING AGREEMENT (GUARANTY BANCORP)